CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference into the Prospectus and Statement of Additional Information in Post-Effective Amendment No. 51 to the Registration Statement on Form N-1A of Fidelity Oxford Street Trust: Fidelity Four-in-One Index Fund, of our report dated April 5, 2002 on the financial statements and financial highlights included in the February 28, 2002 Annual Report to Shareholders of Fidelity Four-in-One Index Fund.

We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectus and "Auditor" in the Statement of Additional Information.

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____________________________	/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
April 22, 2002